UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2022

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-195058
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street New York, New York		10019
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.	Unregistered Sale of Equity Securities

As of September 1, 2022, the Apollo Debt Solutions BDC (the “Fund,” “ADS,” “we” or “our”) sold unregistered Class I common shares of beneficial interest (with the final number of shares being determined on September 22, 2022) to feeder vehicles primarily created to hold the Fund’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of September 1, 2022 (number of shares finalized on September 22, 2022)	1,054,303	$24,825,780

Item 7.01.	Regulation FD Disclosures

September 2022 Distributions

On September 22, 2022, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I Common Shares	$0.1408	$0.0000	$0.1408
Class S Common Shares	$0.1408	$0.0165	$0.1243
Class D Common Shares	$0.1408	$0.0048	$0.1360

The distributions for each class of Shares are payable to shareholders of record as of the open of business on September 30, 2022 and will be paid on or about October 28, 2022. These distributions will be paid in cash or reinvested in shares of the Fund’s Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01.	Other Events.

Net Asset Value and Portfolio Update

The net asset value (“NAV”) per share of each class of the Fund as of August 31, 2022, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of August 31, 2022
Class I Common Shares	$23.55
Class S Common Shares	$23.55
Class D Common Shares	$23.55

As of August 31, 2022, the Fund’s aggregate NAV was $1.9 billion, the fair value of its investment portfolio was $4.0 billion and it had $2.1 billion of principal debt outstanding, resulting in a debt-to-equity leverage ratio of approximately 1.11x. The Fund’s net leverage ratio as of August 31, 2022 was approximately 1.07x (1).

(1)

The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $5.0 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	8,074,228	$190,529,043
Class S Common Shares	9,011,838	$217,061,504
Class D Common Shares	146,802	$3,438,353
Private Offering:
Class I Common Shares	68,398,195	$1,695,604,045
Class S Common Shares	—	—
Class D Common Shares	—	—

Total Offering and Private Offering *	85,631,062	$2,106,632,945

*	Amounts may not sum due to rounding.

Portfolio Commentary

(All figures as of August 31, 2022, unless otherwise noted)

As of August 31, 2022, our portfolio was $4.0 billion based on fair market value across 127 issuers and 45 industries. 99% of our portfolio was first lien and 98% of our portfolio was floating rate based on fair market value. The median EBITDA of our portfolio companies was $291 million, and we had no loans on non-accruals status.

Amid the lack of capital availability in the leveraged loan and high yield markets, private credit continues to represent one of the few capital sources for issuers and financial sponsors. Given these dynamics, scaled capital providers like Apollo are able to be more selective and originate high-quality large cap opportunities with attractive pricing and lender-friendly terms. With the tailwinds of higher spreads on new originations and higher base rates being reset across our loan investments, the weighted average yield at amortized cost of our portfolio increased from 7.3% to 7.7% month-over-month. Our portfolio’s credit metrics continue to reflect our conservative and disciplined underwriting strategy, as demonstrated by our portfolio’s net loan-to-value and interest coverage of 41%, and 2.9x, respectively.1

We believe that ADS is well positioned from a capital and liquidity perspective to support our healthy pipeline of directly originated large cap loans.2 At month end, the Fund’s net leverage ratio was 1.07x, and we had $1.2 billion of excess availability under our secured funding facilities, subject to regulatory and borrowing base requirements.

Select Recent Transaction Highlights:

Advarra, Inc.

In August 2022, Apollo served as Lead Arranger and Bookrunner on a $1.8 billion senior secured credit facility to support Blackstone’s acquisition of Advarra. Advarra is a provider of ethical review services and clinical trial software to pharmaceutical, biotechnology and contract research organization clients primarily based in North America. Given Apollo’s strong underwriting capabilities, Apollo was sought by the Sponsor to take a leadership role in the financing.

Iconix Brand Group, Inc.

In August 2022, Apollo served as Lead Arranger on a $325 million senior secured credit facility for Iconix Brands to refinance existing debt and support future acquisitions. Iconix Brands is a brand management company and owner of a diversified portfolio of 30 global consumer brands across women’s, men’s, entertainment, and home categories. Pricing on the facility is S+600 with a 1.00% floor. Apollo’s lead role in the financing was a result of its strong relationship with the company.

WellSky

In August 2022, Apollo acted as a lender in a $400 million incremental first-lien term loan to support WellSky’s acquisition of a patient care software provider. WellSky is a provider of technology solutions to customers in Home Health & Hospice, Personal Care, Home Infusion and Home Medical Equipment, long-term care and rehab, human and social services, blood management and medication management settings. WellSky is a portfolio company of TPG Capital and Leonard Green. As an existing lender to WellSky, Apollo was approached directly by the Sponsors to participate in the financing given our familiarity with the credit and the sector.

1.	Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful.
2.	Given the market volatility, there is no guarantee we will be able to consummate the transactions in our pipeline and /or that our portfolio yield will continue to increase in the period ahead.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: September 22, 2022	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary

5